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Exhibit 5.6

CONSENT OF TERRY BURSEY

        In connection with the technical information attributed to the undersigned in the following reports or documents, each of which are incorporated by reference into the registration statement on Form F-10 (the "Form F-10") being filed by Rubicon Minerals Corporation (the "Company") with the United States Securities and Exchange Commission, the undersigned hereby consents to reference to the undersigned's name and the following report or document, or the information derived from the following report or document, incorporated by reference into the Form F-10:

  1)
  the Company's material change report dated July 2, 2013 which includes references to my name in connection with information relating to exploration programs at the Phoenix Gold Project;

  2)
  the Company's annual information form for the year ended December 31, 2012 which includes references to my name in connection with information relating to exploration programs at Red Lake; and

  3)
  the Company's management's discussion and analysis for the third quarter ended September 30, 2013 which includes references to my name in connection with information relating to exploration programs at the Phoenix Gold Project.

/s/ TERRY BURSEY By: Terry Bursey
Date: March 3, 2014

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  Exhibit 5.6
CONSENT OF TERRY BURSEY